Exhibit 99.1

PRESS RELEASE		FOR IMMEDIATE RELEASE

May 12, 2010

CONTACT:	Stuart Rothstein	NYSE: ARI
(212) 822-0722

Apollo Commercial Real Estate Finance, Inc.

Announces First Quarter 2010 Financial Results

— GAAP Book Value per Share Increases to $18.49

— Board Declares $0.35 Dividend

New York, NY, May 12, 2010 — Apollo Commercial Real Estate Finance, Inc. (the “Company”) (NYSE:ARI), reported Operating Earnings (as defined below) of $3,003, or $0.28 per share, for the three months ended March 31, 2010. Net income available to common stockholders for the same period was $1,742, or $0.16 per share. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share information is presented on a diluted basis.)

Operating Earnings is a non-GAAP financial measure that is used to approximate cash available for distribution and is defined by the Company as net income, computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), adjusted for (i) non-cash equity compensation expense, (ii) depreciation and amortization and (iii) any unrealized gains or losses or other non-cash items included in net income.

Stuart Rothstein, Chief Financial Officer of the Company, commented, “In having deployed approximately 96% of our capital as of March 31, 2010, we have accumulated a portfolio that we believe supports the current annualized dividend yield of approximately 7.9%.”

First Quarter 2010 Investments

During the first quarter of 2010, the Company originated three first mortgage loans totaling $86,000 and purchased additional AAA-rated legacy CMBS with a face amount of $223,014. CMBS with a face amount of $210,908 were financed through the Term Asset-Backed Securities Loan Facility (the “TALF”) program, resulting in $178,470 of TALF financing. One CMBS with a face amount of $12,106 and an amortized cost of $12,221 was not accepted for the TALF financing and was sold during February 2010, resulting in a realized loss of $33.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s investments and the expected returns at March 31, 2010:

Asset type	Equity Invested	Current Return on Equity	Face Amount	Amortized Cost	Weighted Average Yield
Commercial first mortgage loans	$86,000	8.4%	$86,000	$86,000	8.4%
CMBS	66,784	18.5%	361,876	370,897	4.5%
Mezzanine loans	50,000	12.9%	50,000	50,000	12.9%

The Company’s CMBS portfolio detailed above is financed with sixteen loans provided through the Term Asset-Backed Securities Loan Facility (the “TALF”) program aggregating $306,449 of borrowings with a weighted average fixed interest rate of 2.8%.

Book Value

The Company’s GAAP book value per share at March 31, 2010 was $18.49. Included in GAAP book value per share at March 31, 2010 is an accrual for a $10,000 deferred underwriting fee. The Company did not make any payments related to underwriting fees at the time of its initial public offering (“IPO”). Instead, ACREFI Management, LLC, its external manager, agreed to pay 80% of such fees and the IPO underwriters agreed to defer the remaining 20%. The Company has agreed to reimburse ACREFI Management, LLC for the underwriting fees it paid, and to pay the remaining 20% of the deferred fees (a total of $10,000) if, during any period of four consecutive calendar quarters during the 16 full calendar quarters after the IPO, the Company’s Core Earnings (as defined in the underwriting agreement) for any such four-quarter period exceeds an 8% performance hurdle rate.

The book value per share of the Company, prior to the accrual of the deferred underwriting fee, was $19.43 at March 31, 2010.

Dividend

On May 12, 2010, the Company announced that its Board of Directors declared a dividend of $0.35 per share of common stock which will be paid on July 12, 2010 to common stockholders of record on June 30, 2010.

Teleconference Details:

The Company will be hosting a conference call to discuss its financial results on Thursday, May 13, 2010 at 8:30 a.m. Eastern Daylight Time. Members of the public who are interested in participating in the Company’s first quarter earnings teleconference should dial, from the U.S., (877) 263-2989, or from outside the U.S., (702) 928-7168, shortly before 8:30 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 68581202). Please note that the teleconference call will be available for replay beginning at 9:30 a.m. on Thursday, May 13, 2010, and ending at midnight on Thursday, May 20, 2010. To access the replay, callers from the U.S. should dial (800) 642-1687 and callers from outside the U.S. should dial (706) 645-9291 and enter conference identification number 68581202.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. is a commercial real estate finance company that originates, acquires, invests in and manages senior performing commercial first mortgage loans, CMBS, mezzanine loans and B-Notes and other commercial real estate-related debt investments in the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company, an indirect subsidiary of Apollo Global Management, LLC. Additional information can be found on the Company’s website at www.apolloreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives.

When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on our investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy.

For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands – except share and per share data)

	March 31, 2010	December 31, 2009
Assets:
Cash and cash equivalents	$5,538	$129,969
Contractual deposits	—	90
Securities available-for-sale, at estimated fair value	373,233	153,614
Commercial mortgage loans	86,000	—
Mezzanine loans	50,000	50,000
Interest receivable	3,110	1,210
Other assets	2,698	254

Total Assets	$520,579	$335,137

Liabilities and Stockholders’ Equity
Liabilities:
TALF borrowings	$306,449	$128,106
Accounts payable and accrued expenses	2,150	349
Payable to related party	1,141	1,385
Distributions payable	3,766	—
Deferred underwriting fee ($8,000 of which is payable to the Manager)	10,000	10,000

Total Liabilities	323,506	139,840

Commitments and Contingencies	—	—

Stockholders’ Equity:
Common stock, $0.01 par value, 450,000,000 shares authorized, 10,660,416 and 10,762,500 shares issued and outstanding in 2010 and 2009, respectively	107	107
Additional paid-in-capital	198,826	198,436
Accumulated deficit	(4,196)	(2,172)
Accumulated other comprehensive income (loss)	2,336	(1,074)

Total Stockholders’ Equity	197,073	195,297

Total Liabilities and Stockholders’ Equity	$520,579	$335,137

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands – except share and per share data)

Three months ended March 31, 2010
Net interest margin:
Interest income from securities	$3,174
Interest income from commercial mortgage loans	798
Interest income from mezzanine loans	1,639
Interest expense	(1,709)

Net interest margin	3,902

Operating expenses:
General and administrative expenses	1,017
Stock-based compensation expense	390
Management fees to related party	726

Total operating expenses	2,133

Interest income from cash balances	6

Realized loss	(33)

Net income	$1,742

Basic net income per share of common stock	$0.16

Diluted net income per share of common stock	$0.16

Basic weighted average common shares outstanding	10,762,500
Diluted weighted average common shares outstanding	10,762,500

Dividend declared per share of common stock	$0.35

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Operating Earnings (Unaudited)

(in thousands – except share and per share data)

Operating Earnings is a non-GAAP financial measure that is used to approximate cash available for distribution and is defined by the Company as net income, computed in accordance with GAAP, adjusted for (i) non-cash stock-based compensation expense, (ii) depreciation and amortization and (iii) any unrealized gains or losses or other non-cash items included in net income.

Three months ended March 31, 2010
Operating earnings:
Net income	$1,742
Adjustments:
Non-cash stock-based compensation expense	390
Premium amortization	662
Deferred financing cost amortization	209

Total adjustments:	1,261

Operating earnings	$3,003

Operating earnings per share of common stock - basic	$0.28

Operating earnings per share of common stock - diluted	$0.28

Basic weighted average common shares outstanding	10,762,500
Diluted weighted average common shares outstanding	10,762,500